Exhibit 10.5

                        FIFTH AMENDMENT TO NOTE AGREEMENT
                       ---------------------------------


THIS FIFTH AMENDMENT dated as of April 1, 1997 (the "Fifth Amendment") to the Note Agreement dated as of November 15, 1991 (the "Original Note Agreement") is by and between DENVER AND EPHRATA TELEPHONE COMPANY, a Pennslyvania corporation (the "Company" and ALLSTATE LIFE INSURANCE COMPANY (the "Noteholder").

                                   RECITALS:

1. The Company and the Noteholder have heretofore entered into the Original Note Agreement and various amendments thereto (the Original Note Agreement and such various amendments being hereinafter collectively referred to as the "Note Agreement").

2. The Company and the Noteholder now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

3. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

4. All requirements of law have been fully complied with and all other acts and things necessary to make this Fifth Amendment a valid, legal and binding instrument according to its terms for the purposes therein expressed have been done or performed.

NOW THEREFORE, the Company and the Noteholder, in consideration of $10.00 and other good and valuable consideration the receipt whereof is hereby acknowledged to hereby agree as follows:

Section 1. AMENDMENTS

Section 1.1 Limitations on Funded Debt

         Section 5.7(a) of the Note Agreement is hereby amended in its entirety to read as follows:

         "The Company will keep and maintain Consolidated Funded Debt at an aggregate amount that (1) at all times prior to November 30, 1997 shall not exceed 55% of the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net worth and (2) at all times on or after November 30, 1997 shall not exceed 50% of the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth; provided that for purposes of any determination of Consolidated Funded Debt pursuant to this Section 5.7, if there shall not have been a period of 60 consecutive days during the twelve-month period immediately preceding the date of any determination hereunder during which the Company and its Subsidiaries shall have been free of all Consolidated Current Debt, then the average of the aggregate unpaid principal amounts of Consolidated Current Debt outstanding on the last day of each month of the fiscal year most recently ended shall be deemed to constitute Consolidated Funded Debt for purposes of such determination."

Section 1.2 Definition of Funded Debt

         Section 8.1 definition of "Funded Debt" is amended to change the last sentence of the definition as follows:

         "But in any event the calculation of Funded Debt will not include up to $3.4 million of debt guaranteed to Overseas Private Investment Corporation for the Hungarian project until June 30, 1997."


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Section 2. MISCELLANEOUS

Section 2.1 The Fifth Amendment shall be construed in connection with and as part of the Note Agreement, and all terms, conditions and covenants contained in the Note Agreement shall be and remain in full force and effect.

Section 2.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fifth Amendment may refer to the Note Agreement without making specific reference to this Fifth Amendment but nevertheless all such references shall include this Fifth Amendment unless the context otherwise requires.

Section 2.3 The descriptive headings of the various Sections or parts of this Fifth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 2.4 This Fifth Amendment shall be governed by and construed in accordance with Pennsylvania law.

Section 2.5 The execution hereof by the undersigned shall constitute a contract between the parties hereto for the uses and purposes hereinabove set forth, and this Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


THE PARTIES HERETO execute this Fifth Amendment effective April 1, 1997.



                                     DENVER AND EPHRATA TELEPHONE AND
                                     TELEGRAPH COMPANY

                                     BY: /s/ Thomas E. Morell
                                         ---------------------------------------
                                               Its Treasurer

                                     ALLSTATE LIFE INSURANCE COMPANY

                                     BY:
                                         --------------------------------------

                                     BY: /s/ Judith P. Greffin
                                         ---------------------------------------
                                              Its Authorized Signatories